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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:
Brian D. Johnson
3Com Public Relations
408.326.1962
brian_d_johnson@3com.com

Shirley Stacy
3Com Investor Relations
408.326.6301
shirley_stacy@3com.com



                3COM ANNOUNCES PALM DISTRIBUTION RATIO OF 1.484
       - Reaffirms Stock Repurchase Plan Of Up To One Billion Dollars -

SANTA CLARA, Calif., June 14, 2000 -- 3Com Corporation (Nasdaq: COMS) today announced that the final Palm distribution ratio is 1.484 shares of Palm for each share of 3Com. The final ratio was calculated by taking the total number of Palm shares owned by 3Com and dividing it by the number of shares of 3Com common stock outstanding on the record date, July 11, 2000. 3Com owns 532,000,000 shares of Palm and as of July 11 there were 358,496,844 shares of 3Com common stock outstanding. The Palm shares will be distributed to 3Com shareholders of record as of 5:00 p.m. Eastern Time on July 27, 2000.

"The distribution of Palm completes the commitment we made last September to create two independent leadership companies in the field of handheld computing and networking," said Eric Benhamou, 3Com Chairman and CEO and Palm Chairman. "We are pleased to have reached this milestone earlier than originally anticipated, while generating shareholder value in the process. 3Com's strategic focus has been sharpened, and its potential to create further shareholder value enhanced through this transformation. We remain firmly committed to our growth objectives, and to the delivery of rich, yet simple network solutions, based upon strategic technologies such as broadband connectivity, wireless access, and IP telephony."

3Com shareholders will receive whole shares of Palm and cash payments for fractional shares. Based on the ruling from the Internal Revenue Service, the distribution of whole shares of Palm, Inc. common stock will be tax-free to 3Com and its stockholders for U.S. federal income tax purposes. Cash received in lieu of fractional shares will be taxable.

An information statement, which includes the final distribution ratio, as well as information on how to calculate the share cost basis will be mailed to 3Com shareholders of record during the week of July 17. This information statement will also be available at
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http://www.3Com.com/investor. Shareholders who have questions about the Palm,
Inc. spin-off also may call 3Com's Information Agent, Corporate Investor Communications, at (888) 560-9626.

As part of the distribution process, the derivative securities COMSV and PALMV have begun trading and will continue through the July 27 distribution date. These different stock symbols are due to the creation of two markets on the Nasdaq for 3Com and Palm, the "regular way" market and the "ex-distribution" market.

3Com trading in the regular way market, under the ticker symbol COMS, includes the entitlement to the Palm dividend. 3Com trading in the ex-distribution market, under the ticker symbol COMSV, trades without entitlement to the Palm dividend. Palm trading in the regular way market, under the ticker symbol PALM, represents Palm stock that is not held by 3Com. Palm trading in the ex-distribution market, under the ticker symbol PALMV, represents Palm stock that a 3Com shareholder of record is due to receive on the distribution date.

Stock Option Adjustment in Connection with the Palm Distribution
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As communicated in the Palm S-1 public registration statement filed with the
Securities and Exchange Commission, 3Com anticipates adjusting employee stock options in connection with the Palm distribution in order to preserve the intrinsic value of the options as follows: 3Com will calculate the relationship (the "Ratio") between the opening price of 3Com common stock on the first trading day after distribution (July 28) and the closing price of 3Com common stock on the last trading day before distribution (July 27). The number of new 3Com options outstanding after the Palm distribution will be equal to the quotient of the number of 3Com options outstanding immediately before distribution divided by the Ratio. The new option strike prices for the underlying outstanding options will be equal to the product of the option exercise strike prices before distribution multiplied by the Ratio. The options will continue to have the same terms and conditions set forth in the 3Com Stock Plans including vesting schedules.

Stock Option Conversion for Palm employees in Connection with the Palm
----------------------------------------------------------------------
Distribution
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3Com stock options held by Palm employees will be assumed by Palm and converted into Palm options. This process will occur as follows: The option conversion will be achieved by calculating the relationship (the "Palm Ratio") between the opening price of Palm common stock on the first trading day after distribution (July 28) and the closing price of 3Com common stock on the last trading day before distribution (July 27). The number of new Palm options outstanding after the Palm distribution will be equal to the quotient of the number of 3Com options outstanding immediately before distribution divided by the Palm Ratio. The new option strike prices for the underlying outstanding options will be equal to the product of the 3Com option exercise strike prices before distribution multiplied by the Palm Ratio. The options will continue to have the same terms and conditions set forth in the 3Com Stock Plans including vesting schedules.
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As of July 11, 2000 there were approximately 37.3 million employee options outstanding, of which 3.5 million are held by Palm employees and will be converted into Palm options. Approximately 10.7 million employee options are vested and immediately exercisable, of which 1.0 million are held by Palm employees. 3Com does not expect the number of employee stock options outstanding to change materially between July 11 and July 27. The current average strike price for total employee stock options is approximately $27.48 per share.

As previously announced, 3Com's Board of Directors authorized a stock repurchase program in the amount of up to one billion dollars. Such purchases could be used to offset shares created as a result of employee's exercising stock options and employee stock purchase plan requirements. The amount and timing of shares to be purchased will be based on several factors, including method of repurchase selected, the price of the company's stock, the level of stock issuances under the company's employee stock plans and market conditions. The Board has authorized a two-year time limit on the repurchase authorizations, and except for re-issuances in connection with employee stock programs, there are no specific plans for shares that might be purchased.

For additional information on the Palm distribution, please visit 3Com's investor relations' Web site, at www.3com.com/investor, or call our toll-free investor information line at 1-877-463-6326 (U.S. only) or 703-386-9710 (internationally). Investor information on Palm, Inc. can be obtained at www.palm.com, or by calling 1-877-OWN-PALM (U.S. only). For questions regarding shareholder certificates or address changes, please contact EquiServe investor relations department: 781-575-3120.

About 3Com Corporation
3Com simplifies how people connect to information and services through easy-to-use, connectivity products and solutions for consumers and commercial organizations. The company also provides access infrastructures and IP services platforms for network service providers. For further information, visit www.3com.com or the press site at www.3com.com/pressbox.
                                  ---------------------

About Palm, Inc.
Palm, Inc. is the leading provider of handheld computers (IDC, Dec 1999), including the Palm III, Palm V and Palm VII series of handheld computers. The Palm OS platform is the foundation for the industry-leading handheld computers from the company as well as products from its strategic partners such as IBM, QUALCOMM, Franklin Covey, Handspring, TRG and Symbol Technologies. Platform licensees also include Sony and Nokia. Designed to support the increasingly mobile and geographically dispersed nature of information management, the company's handheld solutions allow people to carry their most critical information in their pockets.